TO ALL TO WHOM THESE PRESENTS MAY COME -- GREETING:


         WHEREAS, GEORGIA POWER COMPANY, a corporation created and existing under the laws of Georgia, has filed in this office in terms of law a petition asking that its charter be amended to provide to the holders of its preferred stock the right to vote at all elections of directors, with each share of Preferred Stock entitled to one vote and each share of Class A Preferred Stock entitled to one-quarter vote, voting with its common stock as single class; and

         WHEREAS, Georgia Power Company has complied with all the requirements of the law in such cases made and provided.

         THEREFORE, the State of Georgia hereby amends the first paragraph of Paragraph III, Subparagraph 14.C of the charter of said Georgia Power Company to read as follows:

                  At all elections of directors of the Consolidated Corporation, the holders of Preferred Stock and Class A Preferred Stock shall have full voting rights with the holders of Common Stock, all voting together as a single class; each holder of Preferred Stock being entitled to one vote for each share thereof standing in his name, each holder of Class A Preferred Stock being entitled to one-quarter vote for each share thereof standing in his name and each holder of Common Stock being entitled to one vote for each share thereof standing in his name. On all other matters, except on matters in respect of which the laws of the State of Georgia shall provide that all stockholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such stockholders and except as otherwise herein provided, the holders of Common Stock shall have the exclusive right to vote.

                  Notwithstanding the foregoing, whenever and as often as four quarterly dividends payable on the Preferred Stock or Class A Preferred Stock of any class shall be in default, in whole or in part, the holders of the Preferred Stock and Class A Preferred Stock of all classes shall have the exclusive right, voting separately from any other kind of stock and as a single class (each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter), to vote for and to elect the smallest number of directors that shall constitute a majority of the then authorized number of directors of the Consolidated Corporation, and, in all matters other than the election of directors, each holder of one or more shares of Preferred Stock shall be entitled to one vote for each such share of stock held by him and each holder of one or more shares of Class A Preferred Stock shall be entitled to one-quarter vote for each such share of stock held by him. In the event of defaults entitling the Preferred Stock and Class A Preferred Stock to vote as aforesaid, the holders of Common Stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the greatest number of directors that shall constitute a minority of the then authorized number of directors of the Consolidated Corporation, and, in all matters other than the election of directors, each holder of Common Stock shall be entitled to one vote for each such share of stock held by him. These additional voting rights of the holders of the Preferred Stock and Class A Preferred Stock shall cease, however, when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable.

         THEREFORE, the State of Georgia hereby amends the last paragraph of Paragraph III, Subparagraph 14.C of the charter of said Georgia Power Company to read as follows:

                  For the purposes of the foregoing provisions, other than when the holders of the Preferred Stock, the Class A Preferred Stock and the Common Stock vote together as a single class for the election of directors, the Preferred Stock and the Class A Preferred Stock of all classes shall be deemed to be a single class, each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter.

         IN WITNESS WHEREOF, these presents have been signed by the Secretary of State and the great seal has been attached hereto at the State Capitol in Atlanta, Georgia, on this 16th day of February, 2001.


                                                     Secretary of State

                  PETITION FOR FORTY-NINTH AMENDMENT TO CHARTER

TO THE SECRETARY OF STATE OF THE STATE OF GEORGIA:

         The petition of Georgia Power Company, a corporation of Fulton County, in said State, respectfully shows:

         I. It is a street and suburban railroad, electric light and power and steam heat corporation, incorporated under the above name on June 26, 1930, and its charter has been amended on the following dates: (1) May 1, 1933, (2) March 31, 1941, (3) November 20, 1947, (4) October 18, 1949, (5) July 25, 1950, (6)
February 6, 1953, (7) April 3, 1953, (8) October 7, 1954, (9) September 6, 1961,
(10) October 27, 1961, (11) November 16, 1962, (12) November 15, 1963, (13)
October 2, 1964, (14) September 10, 1965, (15) July 8, 1966, (16) September 8,
1967, (17) September 6, 1968, (18) September 5, 1969, (19) March 13, 1970, (20)
April 10, 1970, (21) September 9, 1970, (22) February 19, 1971, (23) October 27,
1972, (24) October 24, 1975, (25) October 29, 1975, (26) July 2, 1976, (27)
February 23, 1979, (28) June 26, 1981, (29) September 16, 1982, (30) November
21, 1984, (31) November 26, 1984, (32) November 30, 1984, (33) April 18, 1985,
(34) September 26, 1985, (35) December 6, 1985, (36) July 16, 1986, (37) August
21, 1986, (38) June 2, 1987, (39) July 20, 1987, (40) August 19, 1987, (41)
November 5, 1991, (42) January 28, 1992, (43) June 1, 1992, (44) July 27, 1992,
(45) December 15, 1992, (46) June 28, 1993, (47) October 25, 1993 and (48)
January 26, 1998.

         II. All of the authorized shares of the capital stock of the Company are without nominal or par value, and the authorized and outstanding shares of capital stock of the Company outstanding at December 14, 2000, the date of the written consent signed by the sole common stock shareholder of the Company hereinafter referred to, are as follows:

                                                                Outstanding
                                       Authorized Number of     Number of Shares
Kind of Stock                          Shares

$4.60 Preferred Stock                  500,000                  145,689
Undesignated Preferred Stock           4,500,000                ----------
Undesignated Class A Preferred Stock   50,000,000               ----------
Common Stock                           15,000,000               7,761,500

         III. The Company desires an amendment to its charter to modify Subparagraph 14.C of Paragraph III to provide to the holders of Preferred Stock and Class A Preferred Stock the right to vote at all elections of directors of the Company, with each share of Preferred Stock entitled to one vote and each share of Class A Preferred Stock entitled to one-quarter vote, voting with the holder or holders of the Company's Common Stock as a single class; such voting rights shall be in addition to any special voting rights that holders of Preferred Stock and Class A Preferred Stock currently have in accordance with state law and provisions of the charter (all other terms and provisions of the charter to remain unchanged).

         To that end, the Company requests that the first paragraph of Paragraph III, Subparagraph 14.C of its charter be amended to read as follows:

                  At all elections of directors of the Consolidated Corporation, the holders of Preferred Stock and Class A Preferred Stock shall have full voting rights with the holders of Common Stock, all voting together as a single class; each holder of Preferred Stock being entitled to one vote for each share thereof standing in his name, each holder of Class A Preferred Stock being entitled to one-quarter vote for each share thereof standing in his name and each holder of Common Stock being entitled to one vote for each share thereof standing in his name. On all other matters, except on matters in respect of which the laws of the State of Georgia shall provide that all stockholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such stockholders and except as otherwise herein provided, the holders of Common Stock shall have the exclusive right to vote.

                  Notwithstanding the foregoing, whenever and as often as four quarterly dividends payable on the Preferred Stock or Class A Preferred Stock of any class shall be in default, in whole or in part, the holders of the Preferred Stock and Class A Preferred Stock of all classes shall have the exclusive right, voting separately from any other kind of stock and as a single class (each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter), to vote for and to elect the smallest number of directors that shall constitute a majority of the then authorized number of directors of the Consolidated Corporation, and, in all matters other than the election of directors, each holder of one or more shares of Preferred Stock shall be entitled to one vote for each such share of stock held by him and each holder of one or more shares of Class A Preferred Stock shall be entitled to one-quarter vote for each such share of stock held by him. In the event of defaults entitling the Preferred Stock and Class A Preferred Stock to vote as aforesaid, the holders of Common Stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the greatest number of directors that shall constitute a minority of the then authorized number of directors of the Consolidated Corporation, and, in all matters other than the election of directors, each holder of Common Stock shall be entitled to one vote for each such share of stock held by him. These additional voting rights of the holders of the Preferred Stock and Class A Preferred Stock shall cease, however, when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable.

         In addition, the Company requests that the last paragraph of Paragraph III, Subparagraph 14.C of its charter be amended to read as follows:

                  For the purposes of the foregoing provisions, other than when the holders of the Preferred Stock, the Class A Preferred Stock and the Common Stock vote together as a single class for the election of directors, the Preferred Stock and the Class A Preferred Stock of all classes shall be deemed to be a single class, each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter.

         IV. This petition for the proposed amendment has been duly authorized by the action of at least a majority of the capital stock of the Company outstanding and entitled by the terms of its charter or state law to act for that purpose. The entire capital stock of the Company entitled to act has given written consent to this amendment.

         V. Petitioner respectfully presents this, its petition for an amendment to its charter, as heretofore amended, and asks that the same be granted as herein prayed for and that all other rights, powers and privileges contained in its original charter, as heretofore amended, and such as are incident to like corporations under the laws of Georgia, do continue and remain of force and be approved and confirmed.

                                                     GEORGIA POWER COMPANY



                                                     By: _____________________
                                                              President

Attest:

-------------------------
Vice President and Corporate Secretary

Date:  February 16, 2001

                   CERTIFIED ABSTRACT FROM THE MINUTES OF THE

                   BOARD OF DIRECTORS OF GEORGIA POWER COMPANY

                          WITH RESPECT TO PETITION FOR

                      FORTY-NINTH AMENDMENT TO ITS CHARTER

         On motion, duly made and seconded, the following resolution was unanimously adopted by the Board of Directors of the Company:

                           RESOLVED: That, in connection with the proposed tax-free spin-off by The Southern Company of Southern Energy, Inc., it is desirable and in the best interests of the Company to seek the approval of the Company's shareholders to amend the Company's charter, as heretofore amended (the "Charter"), to provide to the holders of Preferred Stock and Class A Preferred Stock the right to vote at all elections of directors of the Company, with each share of Preferred Stock entitled to one vote and each share of Class A Preferred Stock entitled to one-quarter vote, voting with the holder or holders of the Company's Common Stock as a single class; such voting rights shall be in addition to any special voting rights that holders of Preferred Stock and Class A Preferred Stock currently have in accordance with state law and provisions of the Charter, and this Board of Directors does hereby authorize and approve such amendment;

                           RESOLVED FURTHER: That, as selected by the officers of the Company pursuant to authority granted by this Board of Directors, October 30, 2000 be and hereby is fixed as the record date for the determination of the holder of common stock entitled to approve such amendment, and only the holder of common stock of record at the close of business on October 30, 2000 will be entitled to approve such amendment;

                           RESOLVED FURTHER: That, if the holder of record of the Company's outstanding common stock approves the proposal to amend the Charter, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company be, and they hereby are, authorized and directed to make application to the Secretary of State of the State of Georgia that the Charter of Georgia Power Company, as constituted by the Joint Agreement, dated May 12, 1930, and certified by the Honorable George H. Carswell, Secretary of State of Georgia, under date of June 26, 1930, as heretofore amended by certificates of the Honorable Secretary of State dated (1) May 1, 1933, (2) March 31, 1941, (3) November 20, 1947,
         (4) October 18, 1949, (5) July 25, 1950, (6) February 6, 1953, (7)
         April 3, 1953, (8) October 7, 1954, (9) September 6, 1961, (10) October
         27, 1961, (11) November 16, 1962, (12) November 15, 1963, (13) October
         2, 1964, (14) September 10, 1965, (15) July 8, 1966, (16) September 8,
         1967, (17) September 6, 1968, (18) September 5, 1969, (19) March 13,
         1970, (20) April 10, 1970, (21) September 9, 1970, (22) February 19,
         1971, (23) October 27, 1972, (24) October 24, 1975, (25) October 29,
         1975, (26) July 2, 1976, (27) February 23, 1979, (28) June 26, 1981,
         (29) September 16, 1982, (30) November 21, 1984, (31) November 26,
         1984, (32) November 30, 1984, (33) April 18, 1985, (34) September 26,
         1985, (35) December 6, 1985, (36) July 16, 1986, (37) August 21, 1986,
         (38) June 2, 1987, (39) July 20, 1987, (40) August 19, 1987, (41)
         November 5, 1991, (42) January 28, 1992, (43) June 1, 1992, (44) July
         27, 1992, (45) December 15, 1992, (46) June 28, 1993, (47) October 25,
         1993 and (48) January 26, 1998, be further amended by modifying Subparagraph 14.C of Paragraph III to add voting rights (as described above) in all elections of directors to holders of Preferred Stock and Class A Preferred Stock (all other terms and provisions of the Charter to remain unchanged); and that the officers of the Company be, and they hereby are, authorized and empowered to take all such other action as any one of them may deem necessary or desirable to effect said amendment;

                           RESOLVED FURTHER: That the Secretary of the Company shall certify under the seal of the Company a copy of these resolutions and attach it to the petition for forty-ninth amendment to the Charter to be filed with the Secretary of State of the State of Georgia; and

                           RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and directed to do and perform all such acts, matters and things on behalf of the Company as they shall consider necessary and appropriate to carry out the proposals described in the foregoing resolutions in the manner provided by law and otherwise to consummate the transactions contemplated thereby.

         I, Judy M. Anderson, Secretary of Georgia Power Company, do hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on November 15, 2000, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 16th day of February, 2001.


                                    Secretary

            (SEAL)

                   CERTIFIED ABSTRACT FROM THE CONSENT OF THE

                    SOLE SHAREHOLDER OF GEORGIA POWER COMPANY

                          WITH RESPECT TO PETITION FOR

                      FORTY-NINTH AMENDMENT TO ITS CHARTER

         The following resolution was adopted by the unanimous written consent of the holder of all of the outstanding shares of the Company's common stock:

                  RESOLVED: That the actions of the Board of Directors of the Company taken on November 15, 2000 to amend the Company's Charter to provide to the holders of Preferred Stock and Class A Preferred Stock the right to vote at all elections of directors of the Company, with each share of Preferred Stock entitled to one vote and each share of Class A Preferred Stock entitled to one-quarter vote, voting with the holder or holders of the Company's Common Stock as a single class; such voting rights being in addition to any special voting rights that holders of Preferred Stock and Class A Preferred Stock currently have in accordance with state law and provisions of the Charter are hereby confirmed ratified and approved.

         I, Judy M. Anderson, Secretary of Georgia Power Company, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by written consent of the sole common stock shareholder of Georgia Power Company on December 14, 2000, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 16th day of February, 2001.


                                    Secretary

          (SEAL)